EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Third Amendment”) is entered into as of September 5, 2013 (the “Third Amendment Effective Date”), by and among the following:  (i) WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), (ii) SOUTHERN FRAC, LLC, a Texas limited liability company (the “Borrower”), (iii) GENERAL FINANCE CORPORATION, a Delaware corporation (“GFN”), and (iv) GFN MANUFACTURING CORPORATION, a Delaware corporation (“GFN Mfg” and, together with GFN, the “Guarantors”) (the Borrower and the Guarantors shall be collectively referred to herein as the “Loan Parties”).

Recitals

Reference is made to the following:

A.
Lender, Borrower and Guarantors have entered into that certain Credit and Security Agreement, dated as of October 1, 2012, as amended by that certain First Amendment to Credit and Security Agreement, dated as of February 22, 2013, and as amended by that certain Second Amendment to Credit and Security Agreement, dated as of June 26, 2013 (as so amended, the “Credit Agreement”).

B.
Borrower has requested that Lender (i) waive the Event of Default that has occurred and is continuing as a result of Borrower’s failure to maintain, in accordance with Section 8(b) of the Credit Agreement, a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for the Measurement Periods ended May 31, 2013, June 30, 2013, and July 31, 2013 (the “Specified Event of Default”), and (ii) amend certain provisions of the Credit Agreement, as more fully set forth herein.

C.	Subject to the terms, conditions and limitations set forth herein, Lender is willing to (i) waive the Specified Event of Default, and (ii) amend certain provisions of the Credit Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Lender and the Loan Parties, intending to be legally bound, agree to the accuracy and completeness of the above Recitals, and further agree as follows:

1.           DEFINITIONS.  All capitalized terms used but not otherwise defined in this Third Amendment shall have the meanings ascribed to them in the Credit Agreement.

2.           AMENDMENTS TO CREDIT AGREEMENT.

a.           As of the Third Amendment Effective Date, Schedule 1.1 to the Credit Agreement is hereby amended by adding the definition of “New Facility” to such Schedule 1.1 to read in its entirety, as follows:

“‘New Facility’ means (i) the real property owned by GFN Mfg. located at 1805 Howard Road, Waxahachie, Texas consisting of approximately 7.448 acres, (ii) the real property leased by Borrower located at 1801 Howard Road, Waxahachie, Texas consisting of approximately 3.7 acres, and (iii) the real property leased by Borrower located at 1803 Howard Road, Waxahachie, Texas consisting of approximately 3.7 acres.”

b.           As of the Third Amendment Effective Date, Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the following definitions to read in their entirety, respectively, as follows:

“‘Fixed Charges’ means, with respect to any fiscal period of Borrower, the sum, without duplication, of (a) cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), (b) principal payments paid in cash in respect of Indebtedness paid during such period (excluding the $334,862.56 paid on the Second Amendment Effective Date for the payment in full of the CAPEX Loan and the Equipment Term Loan), including cash payments with respect to Capital Leases and any lease payments made by Borrower to GFN Mfg. used to repay Indebtedness of GFN Mfg. incurred in connection with any Permitted Real Property Acquisition, and (c) all Restricted Junior Payments (other than Pass-Through Tax Liabilities) and other distributions paid in cash during such period.

“‘GFN Subordinated Debt’ means the indebtedness evidenced by that certain Amended and Restated Subordinated Promissory Note issued by Borrower to GFN, dated as of September 5, 2013, in the maximum principal amount of $2,000,000, bearing interest at the rate of 15% per annum and with a maturity date of October 1, 2016, as amended, restated, supplemented, or modified from time to time in accordance with the GFN Subordination Agreement, which amends and restates that certain Subordinated Promissory Note issued by Borrower to GFN, dated as of the Closing Date, in the original principal amount of $1,000,000, bearing interest at the rate of 15% per annum and with a maturity date of October 1, 2016.

“‘Non-Financed Capital Expenditures’ means Capital Expenditures not financed by the seller of the capital asset, by a third party lender or by means of any extension of credit by Lender other than by means of an Advance under the Revolving Credit Facility; provided, that Non-Financed Capital Expenditures shall not include, for purposes of this definition and for purposes of calculating Borrower’s Fixed Charge Coverage Ratio, any Capital Expenditure made by Borrower with respect to which, as of any date of determination, Borrower has received an advance from GFN pursuant to the GFN Subordinated Debt within ninety (90) days after Borrower has made such Capital Expenditure to refinance or reimburse Borrower for such Capital Expenditure, so long as the amount of such Capital Expenditure excluded from this definition and the calculation of Borrower’s Fixed Charge Coverage Ratio does not exceed the total Capital Expenditure made by Borrower with respect thereto.”

c.           As of the Third Amendment Effective Date, Section 8(b) of the Credit Agreement is hereby amended and restated and shall read in its entirety as follows, and a new Section 8(c) and Section 8(d) shall be added to read in their entirety, respectively, as follows:

“(b)           Fixed Charge Coverage Ratio.  Commencing September 1, 2013, Borrower shall maintain as of the last day of each calendar month, for the Measurement Period then ending, a minimum Fixed Charge Coverage Ratio of at least the ratio set forth in the following table with respect to such calendar month.  As used herein, the term “Measurement Period” shall mean (i) for the first twelve complete calendar months following August 31, 2013 (the “Build-up Period”), the period commencing on September 30, 2013, and continuing through the applicable date of determination; and (ii) from and after the Build-up Period, the twelve-month period ending on the date of determination.

Measurement Date	Minimum Required Fixed Charge Coverage Ratio
September 30, 2013	1.10 to 1.00
October 31, 2013	1.10 to 1.00
November 30, 2013	1.10 to 1.00
December 31, 2013	1.10 to 1.00
January 31, 2014	1.00 to 1.00
February 28, 2014	0.80 to 1.00
March 31, 2014	1.00 to 1.00
April 30, 2014	1.00 to 1.00
May 31, 2014	1.10 to 1.00
June 30, 2014 and each month ended thereafter:	1.10 to 1.00;

provided, that so long as (i) Borrower has paid to Lender, a fee in the amount of $20,000 (Borrower hereby authorizes Lender to (A) charge such fee to the Loan Account and (B) designate such fee as an Advance under this Agreement), and (ii) Borrower has Availability of at least $600,000 as of the date that Borrower makes such election, Borrower may elect, in writing, at any one time during its 2014 fiscal year, to apply the following minimum required Fixed Charge Coverage Ratio, for the Measurement Period then ending, and for each Measurement Period to occur from and after such election, a minimum Fixed Charge Coverage Ratio of at least the ratio set forth in the following table with respect to such calendar month:

Measurement Date	Minimum Required Fixed Charge Coverage Ratio
September 30, 2013	1.10 to 1.00
October 31, 2013	1.00 to 1.00
November 30, 2013	1.00 to 1.00
December 31, 2013	1.00 to 1.00
January 31, 2014	0.80 to 1.00
February 28, 2014	0.50 to 1.00
March 31, 2014	0.50 to 1.00
April 30, 2014	0.50 to 1.00
May 31, 2014	0.50 to 1.00
June 30, 2014	0.70 to 1.00
July, 31, 2014, and each month ended thereafter:	1.10 to 1.00;

provided, further, that if Borrower makes such election, such election shall (1) be irrevocable, and (2) be applied during each Measurement Period to occur from and after such date, and Lender shall be entitled to impose Reserves of at least $600,000 with respect to the Borrowing Base.

(c)           Minimum EBITDA.  Borrower shall maintain or achieve EBITDA of at least $250,000 for the two month period ending on August 31, 2013.

For the avoidance of doubt, this Section 8(c) shall apply whether or not Borrower has elected the alternative Fixed Charge Coverage Ratio covenant in Section 8(b) above.

(d)           Capital Expenditures.  Borrower shall make Capital Expenditures in an amount less than or equal to, but not greater than, $200,000 for the two month period ending on August 31, 2013.

For the avoidance of doubt, this Section 8(d) shall apply whether or not Borrower has elected the alternative Fixed Charge Coverage Ratio covenant in Section 8(b) above.”

d.           As of the Third Amendment Effective Date, Section 7.7(a)(ii) of the Credit Agreement is hereby amended and restated and shall read in its entirety as follows:

“(ii)           make any payment on account of Indebtedness (including any payment in respect of any Subordinated Indebtedness) that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions (including the terms of the applicable Subordination Agreement), which subordination terms and conditions shall require that the applicable Permitted Payment Conditions shall have been satisfied in respect of each payment of such Indebtedness (including any payment in respect of any Subordinated Indebtedness), or”

e.           As of the Third Amendment Effective Date, Section 9.2(a) of the Credit Agreement is hereby amended and restated and shall read in its entirety as follows:

“(a)           fails to perform or observe any covenant or other agreement contained in any of (i) Sections 4.3 6.1, 6.2, 6.3 (solely if any Loan Party is not in good standing in its jurisdiction of organization), 6.5(b) 6.6, 6.7 (solely if any Loan Party refuses to allow Lender or its representatives or agents to visit such Loan Party’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Loan Party’s affairs, finances, and accounts with officers and employees of such Loan Party), 6.8, 6.11, 6.12; 6.13 or 6.14, of this Agreement, (ii) Section 7 of this Agreement, or (iii) Section 8 of this Agreement; provided, that if Borrower is in violation of Section 8(b) of this Agreement by an amount that is less than the amount of Borrower’s Non-Financed Capital Expenditures for the most recent 90 day period ending on the last day of the Measurement Period then-ending, then an Event of Default shall not have occurred hereunder with respect to such violation unless Borrower has not, within five days after the delivery by Borrower, to Lender, of the Compliance Certificate for the Measurement Period then-ending, received advances from GFN pursuant to the GFN Subordinated Debt in an amount necessary to cure such violation; provided, further, that the aggregate cure amount advanced to Borrower by GFN pursuant to the GFN Subordinated Debt does not exceed, during the term of this Agreement, $1,000,000 in the aggregate.”

f.           As of the Third Amendment Effective Date, each of (i) Schedules 5.1(b), 5.1(c), 5.7(b), 5.15, 5.17, 5.19, 5.26(a), and 5.29 to the Information Certificate are hereby amended and restated and shall be replaced, respectively, with Revised Schedules 5.1(b), 5.1(c), 5.7(b), 5.15, 5.17, 5.19, 5.26(a), and 5.29 to the Information Certificate, and (ii) Schedule R-1 to the Credit Agreement is hereby replaced with Revised Schedule R-1, in each case, in the forms attached hereto and incorporated herein.

3.           WAIVER OF SPECIFIED EVENT OF DEFAULT.  Subject to the terms, conditions and limitations contained in this Third Amendment (including, without limitation, the full and timely satisfaction of each of the conditions precedent specified in Article 4 of this First Amendment) and the Credit Agreement, Lender hereby waives the Specified Event of Default.  The waiver set forth in this Section 3 applies only to Section 8(b) of the Credit Agreement and the Specified Event of Default.  Nothing contained in this Third Amendment or any other communication between Lender, Borrower, or any Guarantor shall be a waiver of any other present or future violation, Default, or Event of Default under the Credit Agreement or any other Loan Document (collectively, the “Other Violations”).  Similarly, nothing contained in this Third Amendment shall directly or indirectly in any way:  (i) impair, prejudice or otherwise adversely affect Lender’s right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document with respect to any Other Violations, or (ii) constitute any course of dealing or other basis for altering any obligation of Borrower or any Guarantor under the Credit Agreement or any other Loan Document or any right, privilege or remedy of Lender under the Credit Agreement, any other Loan Document, or any other contract or instrument with respect to the Other Violations.

4.           REVOCATION OF CONSENT TO AGREED PREPAYMENT.  Lender hereby revokes its consent provided in the Second Amendment to the one-time payment Agreed Prepayment (as defined in the Second Amendment) in the amount of $650,000 to GFN by the Borrower, which was to take place promptly following the Second Amendment Effective Date, but did not occur.

5.           CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIRD AMENDMENT.  The effectiveness of this Third Amendment is subject to the full satisfaction of the following conditions precedent on or before 5:00 pm CDT, September 5, 2013, unless specifically waived or extended in writing by Lender:

5.1.           Lender shall have received (a) this Third Amendment, duly executed by Borrower and each Guarantor, and Lender shall have duly executed the same, and (b) evidence of the amendment or amendment and restatement of the instrument evidencing the GFN Subordinated Debt, on terms and conditions satisfactory to Lender in its sole discretion.

5.2.           Lender shall be satisfied with all corporate proceedings taken in connection with the transactions contemplated by this Third Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

5.3.           The representations and warranties contained herein and in the Credit Agreement and the other Loan Documents shall be true and correct on and as of the Third Amendment Effective Date and the date on which all conditions precedent hereunder are satisfied, except to the extent that any such representations or warranties relate to an earlier specific date or dates.

5.4.           No Default or Event of Default under the Credit Agreement or the other Loan Documents shall have occurred and be continuing (other than the Specified Event of Default), unless such Default or Event of Default has been specifically waived in writing by Lender.

6.           ACKNOWLEDGEMENT OF GUARANTORS.

6.1.           GFN Reaffirmation.  GFN hereby acknowledges and agrees that (a) the Credit Agreement, the GFN Guaranty, and the GFN Subordination Agreement are in full force and effect and continue to be the valid, legal and binding obligation of GFN to the extent GFN is a party thereto, (b) the “Subordinated Indebtedness” referred to in the GFN Subordination Agreement shall include the instrument evidencing the GFN Subordinated Debt, as defined in the Credit Agreement, as amended by this Third Amendment, and (c) the obligations arising thereunder are without offset or reduction.  GFN hereby (x) consents to the terms of this Third Amendment and agrees that nothing herein shall impair in any way its obligations under the Credit Agreement, the GFN Guaranty, or the GFN Subordination Agreement and (y) reaffirms each of its representations, warranties, covenants, guarantees and other agreements set forth in the Credit Agreement, the GFN Guaranty, and the GFN Subordination Agreement.

6.2.           GFN Mfg Reaffirmation.  GFN Mfg hereby acknowledges and agrees that (a) the Credit Agreement, the GFN Mfg Guaranty, the GFN Mfg Security Agreement, and the GFN Mfg. Subordination Agreement are in full force and effect and continue to be the valid, legal and binding obligation of GFN Mfg to the extent GFN Mfg is a party thereto, and (b) the obligations arising thereunder are without offset or reduction.  GFN Mfg hereby (x) consents to the terms of this Third Amendment and agrees that nothing herein shall impair in any way its obligations under the Credit Agreement, the GFN Mfg Guaranty, the GFN Mfg Security Agreement, or the GFN Mfg. Subordination Agreement and (y) reaffirms each of its representations, warranties, covenants, guarantees and other agreements set forth in the Credit Agreement, the GFN Mfg Guaranty, the GFN Mfg Security Agreement, and the GFN Mfg. Subordination Agreement.

7.           ADDITIONAL COVENANTS; RATIFICATIONS; REPRESENTATIONS AND WARRANTIES.

7.1.           The terms and provisions set forth in this Third Amendment shall supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly set forth in this Third Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.  The parties hereto agree that the Credit Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms, and this Third Amendment constitutes a Loan Document for all purposes.

7.2.           Each of the Loan Parties hereby represents and warrants to Lender as to itself:

(a)           the execution, delivery and performance of this Third Amendment and any and all other agreements executed and/or delivered in connection herewith or therewith have been authorized by all requisite action on the part of such Loan Party and its directors and shareholders, and will not violate the Governing Documents of such Loan Party;

(b)           the representations and warranties contained in this Third Amendment and the Credit Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that breaches thereof are specifically waived by this Third Amendment;

(c)           no Default or Event of Default has occurred and is continuing, other than the Specified Event of Default;

(d)           such Loan Party is in full compliance with all covenants and agreements contained in the Credit Agreement (and the Loan Documents);

(e)           the consummation of this Third Amendment will not (i) violate any provision of the organizational documents or governing instruments; (ii) violate any judgment, order, ruling, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, such Loan Party; or (iii) constitute a violation by such Loan Party of any law or regulation of any jurisdiction applicable to such Loan Party;

(f)           this Third Amendment was reviewed by such Loan Party, which acknowledges and agrees that such Loan Party (i) understands fully the terms of this Third Amendment and the consequences of the issuance hereof, (ii) has been afforded an opportunity to have this Third Amendment reviewed by, and to discuss this Third Amendment with, such attorneys and other Persons as Borrower may wish, and (iii) has entered into this Third Amendment of its own free will and accord and without threat or duress; and

(g)           this Third Amendment and all information furnished to Lender is made and furnished in good faith, for value and valuable consideration; and this Third Amendment has not been made or induced by any fraud, duress or undue influence exercised by Lender or any other Person.

8.           MISCELLANEOUS.

8.1.           Misrepresentation.  Borrower shall indemnify and hold Lender (and each of its officers, agents, employees, affiliates, and representatives) harmless from and against any losses, damages, costs and expenses (including attorneys’ fees) incurred by Lender as a direct or indirect result of (a) any breach of any representation or warranty contained in this Third Amendment, or (b) any breach or default under any of the covenants or agreements contained in this Third Amendment.

8.2.           Covenants and Agreements.  Borrower hereby agrees and acknowledges that it is, well and truly indebted to Lender pursuant to the terms of the Loan Documents and hereby agrees to observe, comply with and perform all of the obligations, terms and conditions under or in connection with the Loan Documents.

8.3.           Ratification of Liens and Security Interests.  Each of the Loan Parties hereby acknowledges and agrees that the liens and security interests of Lender, as more fully described in Credit Agreement and the other Loan Documents, are valid and subsisting liens and security interests and are superior to all liens and security interests other than those exceptions approved by Lender in writing and as otherwise permitted under the Credit Agreement.

8.4.           No Waiver.  Each of the Loan Parties agrees that nothing contained in this Third Amendment shall affect or impair the validity or priority of the liens and security interests under any of the Loan Documents.  Lender further reserves all of its rights under Loan Documents, except as expressly modified herein.

8.5.           Survival of Representations and Warranties.  Except as provided otherwise in this Third Amendment, all representations and warranties made in the Credit Agreement and the other Loan Documents including, without limitation, any document furnished in connection with this Third Amendment, shall survive the execution and delivery of this Third Amendment, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

8.6.           Reference to Credit Agreement.  Each of the Loan Documents and the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

8.7.           Expenses of Lender.  Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Third Amendment and any other agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Lender’s legal counsel.  Borrower acknowledges that Lender may debit Borrower’s account to pay such costs and expenses without further consent of, or notice, to Borrower.  Further, Borrower acknowledges that, at the execution and delivery of this Third Amendment, Lender may debit Borrower’s account to pay costs and expenses, including Lender’s attorneys’ fees, incurred at such time.

8.8.           Severability.  Any provision of this Third Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Third Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

8.9.           Successors and Assigns.  This Third Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

8.10.           Headings.  The headings of the sections and subsections of this Third Amendment are inserted for convenience only and do not constitute a part of this Third Amendment.

8.11.           Counterparts.  This Third Amendment may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.  However, no party shall be required to exhibit or prove all counterparts of the original agreement to make proof of same, rather each counterpart shall constitute an enforceable agreement against the party who has executed the same.

8.12.           Facsimile and Electronic Execution. This Third Amendment may be executed and delivered by facsimile or other electronic transmission, and the production of a facsimile counterpart shall have the same force and effect as production of an originally executed counterpart for all purposes.

8.13.           No Commitment.  Each of the Loan Parties agrees that Lender has not made any commitment or other agreement regarding further amendment the Credit Agreement or the other Loan Documents.  Each of the Loan Parties warrants and represents that none of the Loan Parties has, and none of the Loan Parties will, rely on any commitment or other agreement on the part of Lender unless such commitment or agreement is in writing and signed by Lender.

8.14.           Survival.  All representations, warranties, covenants and agreements of the parties made in this Third Amendment shall survive the execution and delivery hereof, until such time as all of the obligations of the parties hereto shall have lapsed in accordance with their respective terms or shall have been discharged in full.

8.15.           Time of Essence.  The parties to this Third Amendment have agreed specifically with regard to the times for performance set forth in this Third Amendment.  Further, the parties to this Third Amendment acknowledge that the agreements with regard to the times for performance are material to this Third Amendment.  Therefore, the parties agree and acknowledge that time is of the essence to this Third Amendment.

8.16.           Agreement Binding on Borrower and Guarantors.  The Loan Parties agree that this Agreement will be binding on each of the Loan Parties and their respective successors and assigns; provided, no obligation or right hereunder shall be assignable by any Loan Party (whether voluntarily, involuntarily or by operation of law) without the prior, written consent of Lender.

8.17.           Law Governing.  THIS THIRD AMENDMENT SHALL BE DEEMED TO HAVE BEEN SUBSTANTIALLY NEGOTIATED AND MADE IN THE STATE OF TEXAS AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

8.18.           Waiver; Modification.  NO PROVISION OF THIS THIRD AMENDMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.  NO DELAY ON THE PART OF LENDER IN EXERCISING ANY RIGHT, POWER OR PRIVILEGE HEREUNDER, SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY WAIVER OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER OPERATE AS A WAIVER OF ANY OTHER RIGHT, POWER OR PRIVILEGE HEREUNDER, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF, OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR PRIVILEGE HEREUNDER.  ALL RIGHTS AND REMEDIES HEREIN PROVIDED ARE CUMULATIVE AND ARE NOT EXCLUSIVE OF ANY RIGHTS OR REMEDIES, WHICH THE PARTIES HERETO MAY OTHERWISE HAVE AT LAW OR IN EQUITY.

8.19.           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE LOAN PARTIES HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

8.20.           Final Agreement.  THIS THIRD AMENDMENT AND THE LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS THIRD AMENDMENT IS EXECUTED.  NEITHER THIS THIRD AMENDMENT NOR THE LOAN DOCUMENTS MAY BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.21.           Release. BORROWER AND EACH OF THE GUARANTORS HEREBY ACKNOWLEDGE THAT AS OF THE DATE HEREOF THEY HAVE NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THEIR LIABILITY TO REPAY THE INDEBTEDNESS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR ANY OF ITS AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS OFFICERS, AGENTS, EMPLOYEES, OR ATTORNEYS.  BORROWER AND EACH OF THE GUARANTORS HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE LENDER, AND ITS AFFILIATES AND PARTICIPANTS, AND EACH OF THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS THIRD AMENDMENT IS EXECUTED, WHICH THEY MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE OBLIGATIONS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS THIRD AMENDMENT.  BORROWER AND EACH OF THE GUARANTORS HEREBY COVENANT AND AGREE NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ANY OF ITS AFFILIATES, AND PARTICIPANTS, AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING OUT OF OR RELATED TO AGENT’S OR LENDER’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS MADE IN CONNECTION WITH ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE OBLIGATIONS PRIOR TO THE THIRD AMENDMENT EFFECTIVE DATE.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, Borrower, Guarantors, and Lender have caused this Third Amendment to be executed and delivered as of the date first written.

             BORROWER AND GUARANTORS:

Southern Frac, LLC
By:	/s/ Ronald F. Valenta
Name:	Ronald F. Valenta
Director

GFN Manufacturing Corporation
By:	/s/ Charles E. Barrantes
Name:	Charles E. Barrantes
Director

General Finance Corporation
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Vice President and General Counsel

             LENDER:

Wells Fargo Bank, National Association
By:	/s/ Ron Zeiber
Name:	Ron Zeiber
Its Authorized Signatory